State of Delaware
Secretary of State
Division of Corporations
Delivered 05:41 PM 09/22/2006
FILED 05:26 PM 09/22/2006
SRV 060877896 - 4224160 FILE

CERTIFICATE OF MERGER

OF

MMC ENERGY, INC.
(a Delaware corporation)

AND

MMC ENERGY, INC.
(a Nevada corporation)

In accordance with Section 228 of the Delaware General Corporation Law, MMC Energy, Inc., a Delaware corporation, DOES HEREBY CERTIFY as follows:

The name and state of incorporation of each of the constituent corporations are MMC Energy, Inc., a Delaware corporation, and MMC Energy, Inc., a Nevada corporation;

An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law;

The name of the surviving corporation is MMC Energy, Inc.;

The surviving corporation, MMC Energy Inc., will be a Delaware corporation and its Certificate of Incorporation as currently filed with the Secretary of State of the State of Delaware shall be the Certificate of Incorporation of the surviving corporation;

The executed agreement and plan of merger is on file at the principal place of business of the surviving corporation, at 26 Broadway New York, New York 10004;

A copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any current stockholder of either constituent corporation;

The authorized capital stock of MMC Energy, Inc., a Nevada corporation, consists of 300,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of Preferred Stock, par value $0.001

This certificate shall become effective at 5:00 p.m. EST on the date it is filed.

IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that this instrument is the act and deed of the corporation and that the statements herein are true, under penalties of perjury, this [ ] day of September, 2006
20th

MMC ENERGY, INC.
a Delaware corporation

By: [signature]
Name: KARL W. MILLER
Title: CHIEF EXECUTIVE OFFICER